Filed Pursuant to Rule 424(b)(2)

File No. 333-221324

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated August 3, 2018

PRICING SUPPLEMENT No. 97 dated August   , 2018

(To Market Measure Supplement dated May 18, 2018,

Prospectus Supplement dated January 24, 2018

and Prospectus dated April 27, 2018)

Wells Fargo & Company Medium-Term Notes, Series S ETF Linked Securities
Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022
■	Linked to a Global ETF Basket comprised of the SPDR® S&P 500® ETF Trust (45%); the iShares® Russell 2000 ETF (20%); the iShares® MSCI EAFE ETF (20%); and the iShares® MSCI Emerging Markets ETF (15%)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from its starting price to its ending price. The maturity payment amount will reflect the following terms:
■ If the value of the Basket increases, you will receive the original offering price plus 150% participation in the upside performance of the Basket, subject to a maximum return at maturity of 44% to 49% (to be determined on the pricing date) of the original offering price. As a result of the maximum return, the maximum maturity payment amount will be $1,440.00 to $1,490.00.
■ If the value of the Basket decreases but the decrease is not more than 30%, you will be repaid the original offering price
■ If the value of the Basket decreases by more than 30%, you will have full downside exposure to the decrease in the value of the Basket from the starting price, and you will lose more than 30%, and possibly all, of the original offering price of your securities
■	Investors may lose some, or all, of the original offering price
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the basket components or any securities held by the basket components for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $953.79 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $933.79 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo

Per Security	$1,000.00	$23.25	$976.75
Total
(1)	Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measure:	A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (45%); the iShares Russell 2000 ETF (20%); the iShares MSCI EAFE ETF (20%); and the iShares MSCI Emerging Markets ETF (15%).
Pricing Date:	August 30, 2018.*
Issue Date:	September 7, 2018.* (T+5)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending price is greater than the starting price: $1,000 plus the lesser of:

	(i)	$1,000 ×	ending price – starting price	× participation rate	; and
starting price

(ii) the maximum return;
• if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or • if the ending price is less than the threshold price: $1,000 minus:

		$1,000 ×	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:	September 7, 2022*. If the calculation day is postponed for any basket component, the stated maturity date will be the later of (i) September 7, 2022* and (ii) three business days after the last calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Price:	The “starting price” is 100.
Ending Price:	The “ending price” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 45% of the component return of the SPDR S&P 500 ETF Trust; (B) 20% of the component return of the iShares Russell 2000 ETF; (C) 20% of the component return of the iShares MSCI EAFE ETF; and (D) 15% of the component return of the iShares MSCI Emerging Markets ETF.

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Component Return:

The “component return” of a basket component will be equal to:

final component price – initial component price

initial component price

where,

•

the “initial component price” will be the fund closing price of such basket component on the pricing date; and

•

the “final component price” will be the fund closing price of such basket component on the calculation day.

Fund Closing Price:	With respect to a basket component, the “fund closing price” on any trading day (as defined below) means the product of (i) the closing price of one share of such basket component (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such basket component on such trading day.
Closing Price:	The “closing price” with respect to one share of a basket component (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such basket component (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a basket component (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such basket component. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” below.
Maximum Return:	The “maximum return” will be determined on the pricing date and will be within the range of 44% to 49% of the original offering price per security ($440.00 to $490.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,440.00 to $1,490.00 per security.
Threshold Price:	70, which is equal to 70% of the starting price.
Participation Rate:	150%.
Calculation Day:	August 30, 2022*. If such day is not a trading day with respect to any basket component, the calculation day for each basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component. The calculation day for a basket component is also subject to postponement due to the occurrence of a market disruption event with respect to such basket component. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $22.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001B5T7

*	To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Investment Description

The Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Basket from its starting price to its ending price. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price, provided that the total return at maturity of the securities will not exceed the maximum return of 44% to 49% of the original offering price, as determined on the pricing date;

(ii)	repayment of the original offering price if, and only if, the ending price of the Basket is not less than the starting price by more than 30%; and

(iii)	full exposure to the decrease in the value of the Basket from the starting price if the ending price is less than the starting price by more than 30%.

If the ending price is less than the starting price by more than 30%, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following four unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•	the SPDR® S&P 500® ETF Trust (45%), an exchange traded fund that seeks to track the S&P 500® Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);

•	the iShares® Russell 2000 ETF (20%), an exchange traded fund that seeks to track the Russell 2000® Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market);

•	the iShares® MSCI EAFE ETF (20%), an exchange traded fund that seeks to track the MSCI EAFE Index® (an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada); and

•	the iShares® MSCI Emerging Markets ETF (15%), an exchange traded fund that seeks to track the MSCI Emerging Markets IndexSM (an equity index that is designed to measure equity market performance in global emerging markets).

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

SPDR® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust (the “SPDR Trust”) or S&P Financial. Neither the SPDR Trust nor S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trust nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the SPDR Trust.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”), iShares Trust or iShares, Inc. None of BTC, BFA, iShares Trust or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA, iShares Trust or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 ETF, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Investor Considerations

We have designed the securities for investors who:

■	seek 150% leveraged exposure to the upside performance of the Basket if the ending price is greater than the starting price, subject to the maximum return at maturity of 44% to 49% (to be determined on the pricing date) of the original offering price;

■	desire repayment of the original offering price at maturity so long as the ending price is not less than the starting price by more than 30%;

■	understand that if the ending price is less than the starting price by more than 30%, they will be fully exposed to the decrease in the Basket from the starting price, and will lose more than 30%, and possibly all, of the original offering price per security at maturity;

■	are willing to forgo interest payments on the securities and dividends on shares of the basket components; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending price of the Basket may decrease by more than 30% from the starting price;

■	seek uncapped exposure to the upside performance of the Basket;

■	seek full return of the original offering price of the securities at stated maturity;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to equity markets, including foreign developed equity markets, foreign emerging equity markets and the large- and small-capitalization segments of the United States equity market;

■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Hypothetical Payout Profile

The following profile is based on a hypothetical maximum return of 46.50% or $465.00 per security (the midpoint of the specified range for the maximum return), a participation rate of 150% and a threshold price equal to 70% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual maximum return and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the basket components are sometimes referred to collectively as the “underlying indices” and individually as an “underlying index.”

If The Ending Price Is Less Than The Threshold Price, You Will Lose More Than 30%, And Possibly All, Of The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the Basket relative to the starting price and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending price is less than the threshold price, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the value of the Basket to the extent it is below the starting price (expressed as a percentage of the starting price). The threshold price is 70% of the starting price. For example, if the Basket has declined by 30.1% from the starting price to the ending price, you will not receive any benefit of the contingent downside feature and you will lose 30.1% of the original offering price per security. As a result, you will not receive any protection if the value of the Basket declines significantly and you may lose more than 30%, and possibly all, of the original offering price per security at stated maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

Even if the ending price is greater than the starting price, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Basket Components.

The opportunity to participate in the possible increases in the value of the Basket through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the maximum return is reached.

Changes In The Value Of The Basket Components May Offset Each Other.

Price movements in the basket components may not correlate with each other. Even if the final component price of a basket component increases, the final component price of another basket component may not increase as much or may even decline in value. Therefore, in calculating the ending price of the Basket, an increase in the final component price of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the final component price of another basket component. This may be particularly the case with respect to the SPDR S&P 500 ETF Trust, since it has a 45% weighting in the Basket.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the basket components or any securities held by the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

than the obligations to pay principal and interest on the securities. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

•	Basket Performance. The value of the securities prior to maturity will depend substantially on the then-current value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above the starting price or threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Basket or the basket components changes.

•	Correlation Among Basket Components. Correlation refers to the extent to which the prices of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative. The value of the securities may be affected if the correlation among the basket components changes.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current value of the Basket.

•	Dividend Yields On The Securities Held By The Basket Components. The value of the securities may be affected by the dividend yields on the securities held by the basket components (the amount of such dividends may influence the closing price of the shares of a basket component).

•	Currency Exchange Rates. Since each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF include securities quoted in one or more foreign currencies and the fund closing prices of such basket components are based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the original offering price plus the maximum return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned the shares of the basket components. This is in part because the maturity payment amount will be determined by reference to the ending price of the Basket, which will be calculated by reference only to the fund closing prices of the shares of the basket components without taking into consideration the value of dividends and other distributions paid on such shares. In addition, the maturity payment amount will not be greater than the original offering price plus the maximum return.

Historical Prices Of The Basket Components Or The Securities Included In The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

The trading prices of the shares of the basket components will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the final component prices of the basket components will fall or rise compared to their respective initial component prices. The trading prices of the shares of the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the basket components and the securities comprising the basket components are traded and the values of the basket components and such securities. Accordingly, any historical prices of the basket components do not provide an indication of the future performance of the basket components.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Changes That Affect The Basket Components Or The Underlying Indices May Adversely Affect The Value Of The Securities And The Maturity Payment Amount You Will Receive At Maturity.

The policies of the sponsor of a basket component (a “fund sponsor”) concerning the calculation of such basket component’s net asset value, additions, deletions or substitutions of securities in such basket component and the manner in which changes in the applicable underlying index are reflected in such basket component, and changes in those policies, could affect the closing price of the shares of such basket component and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. Similarly, the policies of the sponsor of an underlying index (an “underlying index sponsor”) concerning the calculation of such underlying index and the addition, deletion or substitution of securities comprising such underlying index and the manner in which such underlying index sponsor takes account of certain changes affecting such securities may affect the level of such underlying index and the closing price of the shares of such basket component and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. The underlying index sponsor may discontinue or suspend calculation or dissemination of such underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices.

Actions by any company whose securities are included in a basket component or in an underlying index may have an adverse effect on the price of its security, the closing price of such basket component on the calculation day, the ending price and the value of the securities. We are one of the companies currently included in the SPDR S&P 500 ETF Trust and its underlying index, but we are not affiliated with any of the other companies whose security is represented in the basket components or the underlying indices. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Sponsors Of The Basket Components Or The Sponsors Of The Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the basket components or the underlying indices. We have derived the information about the sponsors, the basket components and the underlying indices contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the basket components, the underlying indices and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Basket Components Is Different From An Investment Linked To The Underlying Indices.

The performance of the shares of a basket component may not exactly replicate the performance of the related underlying index because the basket component may not invest in all of the securities included in the related underlying index and because the basket component will reflect transaction costs and fees that are not included in the calculation of the related underlying index. A basket component may also hold securities or derivative financial instruments not included in the related underlying index. It is also possible that a basket component may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a basket component are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a basket component may differ from the net asset value per share of such basket component. As a result, the performance of a basket component may not correlate perfectly with the performance of the related underlying index, and the return on the securities based on the performance of the basket components will not be the same as the return on securities based on the performance of the related underlying indices.

There Are Risks Associated With The Basket Components.

Although the shares of the basket components are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any basket component or that there will be liquidity in the trading market.

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

In addition, the basket components are subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related underlying index. The basket components are also not actively managed and may be affected by a general decline in market segments relating to the underlying indices. Further, the fund sponsors invest in securities included in, or representative of, the applicable underlying index regardless of their investment merits, and the basket component sponsors do not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the NYSE Arca, each basket component will be required to confirm on an ongoing basis that the securities included in its underlying index satisfy the applicable listing requirements. In the event that an underlying index does not comply with the applicable listing requirements, the applicable basket component would be required to rectify such non-compliance by requesting that the applicable underlying index sponsor modify such underlying index, transitioning to a new underlying index or obtaining relief from the SEC. There can be no assurance that an underlying index sponsor would modify such underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a basket component being delisted by the NYSE Arca. If a basket component were delisted by the NYSE Arca, the calculation agent would select a successor basket component or, if no successor basket component is available, would determine the fund closing price of such basket component on any date of determination.

These risks may adversely affect the price of the shares of the basket components and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Basket Components.

You will not become a holder of shares of the basket components or a holder of securities included in the underlying indices as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at maturity.

Anti-dilution Adjustments Relating To The Shares Of The Basket Components Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of the basket components. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the applicable basket component. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF includes stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the iShares MSCI Emerging Markets ETF includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The securities included in the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing prices of such basket components which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF is quoted in a currency other than U.S. dollars and, as per such basket components, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index and that are held by the iShares Russell 2000 ETF are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the price of the iShares Russell 2000 ETF may be more volatile than that of an equity ETF that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing prices of the basket components on the calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on the scheduled calculation day, which may result in postponement of the calculation day with respect to that basket component; determining the fund closing price of a basket component if the calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event with respect to that basket component occurs on that day; adjusting the adjustment factor for a basket component and other terms of the securities in certain circumstances; if a basket component undergoes a liquidation event, selecting a successor basket component or, if no successor basket component is available, determining the fund closing price of such basket component; and determining whether to adjust the fund closing price of a basket component on the calculation day in the event of certain changes in or modifications to such basket component or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the basket components. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a basket component or its underlying index or the companies whose securities are included in a basket component or its underlying index (such research reports referred to as research reports relating to a basket component). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a basket component could adversely affect the price of that basket component and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a basket component published on or prior to the pricing date could result in an increase in the price of that basket component on the pricing date, which would adversely affect investors in the securities by increasing the prices at which the basket components must close on the calculation day in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components or the underlying indices, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the prices of the basket components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components or the underlying indices. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the basket components, securities included in the basket components or the underlying indices or listed or over-the-counter derivative or synthetic instruments related to the basket components or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the basket components or any of the securities included in the basket components or the underlying indices, or derivative or synthetic instruments related to the basket components or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the basket components or the underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the basket components or the securities included in the basket components or the underlying indices and other instruments relating to the basket components or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Hypothetical Returns

The following table illustrates, for a hypothetical maximum return of 46.50% or $465.00 per security (the midpoint of the specified range for the maximum return) and a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical maturity payment amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,465.00	46.50%	9.77%
150.00	50.00%	$1,465.00	46.50%	9.77%
140.00	40.00%	$1,465.00	46.50%	9.77%
131.00	31.00%	$1,465.00	46.50%	9.77%
130.00	30.00%	$1,450.00	45.00%	9.50%
120.00	20.00%	$1,300.00	30.00%	6.66%
110.00	10.00%	$1,150.00	15.00%	3.52%
105.00	5.00%	$1,075.00	7.50%	1.81%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$1,000.00	0.00%	0.00%
70.00	-30.00%	$1,000.00	0.00%	0.00%
69.00	-31.00%	$690.00	-31.00%	-9.06%
50.00	-50.00%	$500.00	-50.00%	-16.59%
25.00	-75.00%	$250.00	-75.00%	-31.80%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending price and maximum return.

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical maximum return of 46.50% or $465.00 per security (the midpoint of the specified range for the maximum return) and assuming hypothetical initial component prices and component returns as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual initial component price. The hypothetical initial component price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component price of any basket component. The actual initial component price for each basket component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Maturity payment amount is greater than the original offering price and reflects a return that is less than the maximum return:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00
Final component price:	$123.00	$119.00	$118.00	$115.00
Component return:	23.00%	19.00%	18.00%	15.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (45% × 23.00%) + (20% × 19.00%) + (20% × 18.00%) + (15% × 15.00%)] = 120.00

Since the hypothetical ending price is greater than the starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(ii) the maximum return of $465.00

On the stated maturity date you would receive $1,300.00 per security.

Example 2. Maturity payment amount is greater than the original offering price and reflects a return equal to the maximum return:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00
Final component price:	$140.00	$155.00	$160.00	$160.00
Component return:	40.00%	55.00%	60.00%	60.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (45% × 40.00%) + (20% × 55.00%) + (20% × 60.00%)+ (15% × 60.00%)] = 150.00

Since the hypothetical ending price is greater than the starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(ii) the maximum return of $465.00

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

On the stated maturity date you would receive $1,465.00 per security, which is the maximum maturity payment amount.

In addition to limiting your return on the securities, the maximum return limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 131.00% of the starting price (assuming a maximum return of 46.50% or $465.00 per security, the midpoint of the specified range for the maximum return) since your return on the securities for any ending price greater than 131.00% of the starting price will be limited to the maximum return.

Example 3. Maturity payment amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00
Final component price:	$59.00	$133.00	23.00%	15.00%
Component return:	-41.00%	33.00%	23.00%	15.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (45% × -41.00%) + (20% × 33.00%) + (20% × 23.00%)+ (15% × 15.00%)] = 95.00

In this example, the 41.00% decrease in the SPDR S&P 500 ETF Trust has a significant impact on the ending price notwithstanding the percentage increases in the other basket components due to the 45% weighting of the SPDR S&P 500 ETF Trust.

Since the hypothetical ending price is less than the starting price, but not by more than 30%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 4. Maturity payment amount is less than the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00
Final component price:	$30.00	$50.00	$65.00	$90.00
Component return:	-70.00%	-50.00%	-35.00%	-10.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (45% × -70.00%) + (20% × -50.00%) + (20% × -35.00%)+ (15% × -10.00%)] = 50.00

Since the hypothetical ending price is less than the starting price by more than 30%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

On the stated maturity date you would receive $500.00 per security.

To the extent that the component returns, ending price and maximum return differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a basket component means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such basket component or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a basket component means the primary exchange or quotation system on which shares (or other applicable securities) of such basket component are traded, as determined by the calculation agent.

The “related futures or options exchange” for a basket component means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such basket component.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing price of a basket component under certain circumstances;

•	determine if adjustments are required to the fund closing price of a basket component under various circumstances; and

•	if a basket component is undergoes a liquidation event, select a successor basket component (as defined below) or, if no successor basket component is available, determine the fund closing price of such basket component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means, with respect to a basket component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such basket component or any successor basket component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such basket component or any successor basket component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

PRS-21

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such basket component or any successor basket component prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such basket component or any successor basket component fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a basket component:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such basket component or any successor basket component; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such basket component or any successor basket component means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a basket component on the calculation day, then the calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such basket component. If the calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing price of such basket component on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such basket component as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a basket component as specified below if any of the events specified below occurs with respect to such basket component and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day for such basket component.

The adjustments specified below do not cover all events that could affect a basket component, and there may be other events that could affect a basket component for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a basket component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected basket component.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a basket component unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a basket component, then once such split has become effective, the adjustment factor for such basket component will be adjusted to equal the product of the prior adjustment factor for such basket component and the number of securities which a holder of one share (or other applicable security) of such basket component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

PRS-22

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a basket component has been made by such basket component ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such basket component will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor for such basket component and the number of shares (or other applicable security) of such basket component which a holder of one share (or other applicable security) of such basket component before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such basket component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a basket component, then the adjustment factor for such basket component will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such basket component and a fraction, the numerator of which is the closing price per share (or other applicable security) of such basket component on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such basket component on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a basket component will equal the amount per share (or other applicable security) of such basket component of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a basket component described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a basket component declares or makes a distribution to all holders of the shares (or other applicable security) of such basket component of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a basket component, or any successor basket component, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such basket component is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such basket component or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a basket component is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such basket component, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such basket component will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor basket component”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a basket component undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such basket component is to be determined and the calculation agent determines that no successor basket component is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such basket component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such

PRS-23

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

basket component, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such basket component (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for such basket component in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such basket component immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor basket component is selected or the calculation agent calculates the fund closing price as a substitute for a basket component, such successor basket component or fund closing price will be used as a substitute for such basket component for all purposes, including for purposes of determining whether a market disruption event exists with respect to such basket component. Notwithstanding these alternative arrangements, a liquidation event with respect to a basket component may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a basket component or a successor basket component, or the related underlying index, is changed in a material respect, or if a basket component or a successor basket component is in any other way modified so that such basket component does not, in the opinion of the calculation agent, fairly represent the price of the securities of such basket component or such successor basket component had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of a basket component comparable to such basket component or such successor basket component, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such basket component and the maturity payment amount with reference to such adjusted closing price of such basket component or such successor basket component, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-24

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Hypothetical Historical Performance of the Basket

The Basket will represent an unequally weighted portfolio of the following four basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (45%); the iShares Russell 2000 ETF (20%); the iShares MSCI EAFE ETF (20%); and the iShares MSCI Emerging Markets ETF (15%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see the information provided herein and in the accompanying market measure supplement. The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2008 to July 30, 2018, assuming that the Basket was constructed on January 1, 2008 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-25

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The SPDR S&P 500 ETF Trust

The SPDR S&P 500 ETF Trust is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the SPDR S&P 500 ETF Trust and the S&P 500 Index. See “Description of Exchange Traded Funds—The SPDR® S&P 500® ETF Trust” in the accompanying market measure supplement for additional information about the SPDR S&P 500 ETF Trust.

In addition, information about the SPDR S&P 500 ETF Trust may be obtained from other sources, including, but not limited to, the SPDR S&P 500 ETF Trust sponsor’s website (including information regarding (a) the SPDR S&P 500 ETF Trust’s top ten constituents and their weightings; (b) returns of the SPDR S&P 500 ETF Trust and its underlying index for certain periods; and (c) the fees paid to the sponsor of the SPDR S&P 500 ETF Trust). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPDR S&P 500 ETF Trust is accurate or complete.

Historical Information

We obtained the closing prices of the SPDR S&P 500 ETF Trust listed below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2008 to July 30, 2018. The closing price on July 30, 2018 was $279.95. The historical performance of the SPDR S&P 500 ETF Trust should not be taken as an indication of the future performance of the SPDR S&P 500 ETF Trust during the term of the securities.

PRS-26

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P 500 ETF Trust in the period from January 1, 2008 through July 30, 2018.

	High	Low	Last
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
Second Quarter	$141.79	$128.10	$136.27
Third Quarter	$147.24	$133.51	$143.93
Fourth Quarter	$146.27	$135.70	$142.52
2013
First Quarter	$156.73	$145.53	$156.55
Second Quarter	$167.11	$154.14	$160.01
Third Quarter	$173.14	$161.16	$168.10
Fourth Quarter	$184.67	$165.48	$184.67
2014
First Quarter	$188.26	$174.15	$187.04
Second Quarter	$196.48	$181.48	$195.72
Third Quarter	$201.82	$190.99	$197.02
Fourth Quarter	$208.72	$186.27	$205.50
2015
First Quarter	$211.99	$198.97	$206.43
Second Quarter	$213.50	$205.42	$205.85
Third Quarter	$212.59	$187.27	$191.63
Fourth Quarter	$211.00	$192.13	$203.89
2016
First Quarter	$206.10	$183.03	$205.56
Second Quarter	$212.39	$199.53	$209.53
Third Quarter	$219.09	$208.39	$216.30
Fourth Quarter	$227.76	$208.55	$223.53
2017
First Quarter	$239.78	$225.24	$235.74
Second Quarter	$244.66	$232.51	$241.80
Third Quarter	$251.23	$240.55	$251.23
Fourth Quarter	$268.20	$252.32	$266.86
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter	$278.92	$257.47	$271.28
Third Quarter (through July 30, 2018)	$284.01	$270.90	$279.95

PRS-27

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The iShares Russell 2000 ETF

The iShares Russell 2000 ETF is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. See “Description of Exchange Traded Funds—The iShares® Russell 2000 ETF” in the accompanying market measure supplement for additional information about the iShares Russell 2000 ETF.

In addition, information about the iShares Russell 2000 ETF may be obtained from other sources, including, but not limited to, the iShares Russell 2000 ETF sponsor’s website (including information regarding (a) the iShares Russell 2000 ETF’s top ten constituents and their weightings; (b) returns of the iShares Russell 2000 ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares Russell 2000 ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares Russell 2000 ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares Russell 2000 ETF listed below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the iShares Russell 2000 ETF for the period from January 1, 2008 to July 30, 2018. The closing price on July 30, 2018 was $164.20. The historical performance of the iShares Russell 2000 ETF should not be taken as an indication of the future performance of the iShares Russell 2000 ETF during the term of the securities.

PRS-28

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the iShares Russell 2000 ETF in the period from January 1, 2008 through July 30, 2018.

	High	Low	Last
2008
First Quarter	$75.12	$64.30	$68.51
Second Quarter	$76.17	$68.47	$69.03
Third Quarter	$75.20	$65.50	$68.39
Fourth Quarter	$67.02	$38.58	$49.27
2009
First Quarter	$51.27	$34.36	$41.94
Second Quarter	$53.19	$42.82	$50.96
Third Quarter	$62.02	$47.87	$60.23
Fourth Quarter	$63.36	$56.22	$62.26
2010
First Quarter	$69.25	$58.68	$67.81
Second Quarter	$74.14	$61.08	$61.08
Third Quarter	$67.67	$59.04	$67.47
Fourth Quarter	$79.22	$66.94	$78.23
2011
First Quarter	$84.17	$77.18	$84.17
Second Quarter	$86.37	$77.77	$82.80
Third Quarter	$85.65	$64.25	$64.25
Fourth Quarter	$76.45	$60.97	$73.69
2012
First Quarter	$84.41	$74.56	$82.85
Second Quarter	$83.79	$73.64	$79.65
Third Quarter	$86.40	$76.68	$83.46
Fourth Quarter	$84.69	$76.88	$84.29
2013
First Quarter	$94.80	$86.65	$94.26
Second Quarter	$99.51	$89.58	$97.16
Third Quarter	$107.10	$98.08	$106.62
Fourth Quarter	$115.31	$103.67	$115.31
2014
First Quarter	$119.83	$108.64	$116.34
Second Quarter	$118.81	$108.88	$118.81
Third Quarter	$120.02	$109.35	$109.35
Fourth Quarter	$121.08	$104.30	$119.67
2015
First Quarter	$126.03	$114.69	$124.35
Second Quarter	$129.01	$120.85	$124.86
Third Quarter	$126.31	$107.53	$109.20
Fourth Quarter	$119.85	$109.01	$112.51
2016
First Quarter	$110.62	$94.80	$110.62
Second Quarter	$118.43	$108.69	$114.97
Third Quarter	$125.70	$113.69	$124.21
Fourth Quarter	$138.31	$115.00	$134.85
2017
First Quarter	$140.36	$133.75	$137.48
Second Quarter	$142.10	$133.72	$140.92
Third Quarter	$148.18	$134.83	$148.18
Fourth Quarter	$154.30	$145.63	$152.46
2018
First Quarter	$159.96	$145.44	$151.83
Second Quarter	$169.97	$148.13	$163.77
Third Quarter (through July 30, 2018)	$169.31	$164.20	$164.20

PRS-29

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Exchange Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement for additional information about the iShares MSCI EAFE ETF.

In addition, information about the iShares MSCI EAFE ETF may be obtained from other sources, including, but not limited to, the iShares MSCI EAFE ETF sponsor’s website (including information regarding (a) the iShares MSCI EAFE ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI EAFE ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI EAFE ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI EAFE ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI EAFE ETF listed below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the iShares MSCI EAFE ETF for the period from January 1, 2008 to July 30, 2018. The closing price on July 30, 2018 was $68.79. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

PRS-30

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI EAFE ETF in the period from January 1, 2008 through July 30, 2018.

	High	Low	Last
2008
First Quarter	$78.35	$68.31	$71.90
Second Quarter	$78.52	$68.10	$68.70
Third Quarter	$68.04	$53.08	$56.30
Fourth Quarter	$55.88	$35.71	$44.87
2009
First Quarter	$45.44	$31.69	$37.59
Second Quarter	$49.04	$38.57	$45.81
Third Quarter	$55.81	$43.91	$54.70
Fourth Quarter	$57.28	$52.66	$55.30
2010
First Quarter	$57.96	$50.45	$56.00
Second Quarter	$58.03	$46.29	$46.51
Third Quarter	$55.42	$47.09	$54.92
Fourth Quarter	$59.46	$54.25	$58.23
2011
First Quarter	$61.91	$55.31	$60.09
Second Quarter	$63.87	$57.10	$60.14
Third Quarter	$60.80	$46.66	$47.75
Fourth Quarter	$55.57	$46.45	$49.53
2012
First Quarter	$55.80	$49.15	$54.90
Second Quarter	$55.51	$46.55	$49.96
Third Quarter	$55.15	$47.62	$53.00
Fourth Quarter	$56.88	$51.96	$56.82
2013
First Quarter	$59.89	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.38
Third Quarter	$65.05	$57.55	$63.79
Fourth Quarter	$67.06	$62.71	$67.06
2014
First Quarter	$68.03	$62.31	$67.17
Second Quarter	$70.67	$66.26	$68.37
Third Quarter	$69.25	$64.12	$64.12
Fourth Quarter	$64.51	$59.53	$60.84
2015
First Quarter	$65.99	$58.48	$64.17
Second Quarter	$68.42	$63.49	$63.49
Third Quarter	$65.46	$56.25	$57.32
Fourth Quarter	$62.06	$57.50	$58.75
2016
First Quarter	$57.80	$51.38	$57.13
Second Quarter	$59.87	$52.64	$55.81
Third Quarter	$59.86	$54.44	$59.13
Fourth Quarter	$59.20	$56.20	$57.73
2017
First Quarter	$62.60	$58.09	$62.29
Second Quarter	$67.22	$61.44	$65.20
Third Quarter	$68.48	$64.83	$68.48
Fourth Quarter	$70.80	$68.42	$70.31
2018
First Quarter	$75.25	$67.94	$69.68
Second Quarter	$71.90	$66.35	$66.97
Third Quarter (through July 30, 2018)	$68.98	$66.36	$68.79

PRS-31

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The iShares MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

In addition, information about the iShares MSCI Emerging Markets ETF may be obtained from other sources, including, but not limited to, the iShares MSCI Emerging Markets ETF sponsor’s website (including information regarding (a) the iShares MSCI Emerging Markets ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI Emerging Markets ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI Emerging Markets ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI Emerging Markets ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI Emerging Markets ETF listed below from Bloomberg Financial Markets, without independent verification. The closing price on July 30, 2018 was $44.62. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

PRS-32

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the iShares® MSCI Emerging Markets ETF in the period from January 1, 2008 through July 30, 2018.

	High	Low	Last
2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter	$43.54	$36.68	$39.19
Third Quarter	$42.37	$37.42	$41.32
Fourth Quarter	$44.35	$40.14	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter	$40.99	$37.09	$40.99
Second Quarter	$43.95	$40.82	$43.23
Third Quarter	$45.85	$41.56	$41.56
Fourth Quarter	$42.44	$37.73	$39.29
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
Fourth Quarter	$38.10	$34.08	$35.01
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter	$48.14	$42.33	$43.33
Third Quarter (through July 30, 2018)	$45.03	$42.82	$44.62

PRS-33

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-34

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-35

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any Fund is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any Fund were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the Funds and consult your tax adviser regarding the possible consequences to you if any Fund is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

PRS-36

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the Funds. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the Funds with a value equal to the amount you paid to acquire your securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without regard to the participation rate, in the value of the shares of the Funds over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of shares of the Funds that reflects the participation rate used to calculate the payment that you will receive on your securities. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

PRS-37

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

PRS-38

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing U.S.-source interest or dividends. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-39

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside Principal at Risk Securities Linked to a Global ETF Basket due September 7, 2022

Annex

The material included in this Annex does not constitute terms of the securities. Instead, the securities will have the terms specified in the preceding preliminary pricing supplement and the accompanying supplements. For purposes of these securities, references in this Annex to (i) the “applicable preliminary pricing supplement,” the “applicable pricing supplement” and the “relevant offering materials” means the preceding preliminary pricing supplement and the accompanying supplements, and (ii) the “applicable issuer” means Wells Fargo & Company.

PRS-40

Market Linked Securities

Leveraged Upside Participation to a Cap and Contingent Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker- dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES WITH LEVERAGED UPSIDE PARTICIPATION TO A CAP AND CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities provide contingent protection against a moderate decline of the underlying that is applicable if, and only if, the underlying has not declined below a specified threshold level, and the potential to achieve a leveraged return in certain market scenarios, subject to a specified maximum return. However, if the underlying has declined below the threshold level, the contingent downside protection no longer applies and you will be fully exposed to the decline of the underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek leveraged exposure to any positive performance of an underlying and a contingent measure of market risk reduction that is applicable if the underlying declines but not below the threshold level. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the maximum return. You must also be willing to accept the possibility of full downside exposure to the decline of the underlying if the underlying declines below the threshold level. The contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside | A-2

The charts in this section do not reflect forgone
dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

These Market Linked Securities offer a return at maturity that is based on the performance of an underlying as measured from a specified starting level to the closing level of the underlying on a calculation day shortly before maturity (the ending level).

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•	Participation rate: 150%. A participation rate determines how much of the appreciation of the underlying (if any) will be reflected in the payment at maturity on these Market Linked Securities, subject to the maximum return described below. A participation rate of 150% means that if the underlying appreciates from its starting level to its ending level, you will receive a total return at maturity equal to 150% of that appreciation, subject to the maximum return described below. For example, if the underlying appreciates by 8%, you would receive a total return at maturity of 12% (which is 150% of 8%).

•	Maximum return: 30%. A maximum return effectively sets a ceiling above which you will not participate in further appreciation of the underlying. A maximum return of 30% means that you will not receive a positive return of more than 30% of the original offering price of these Market Linked Securities at maturity even if the underlying appreciates by more than 30%. This results in a maximum payment at maturity of 130% of the original offering price. Note that the maximum return effectively reduces the participation rate in scenarios where the participation rate multiplied by the appreciation of the underlying would exceed the maximum return.

•	Contingent Protection: 30%. The contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the underlying declines by 30% or less from the starting level to the ending level —- in other words, if the ending level is greater than or equal to a threshold level that is equal to 70% of the starting level. However, if the underlying declines by more than 30%, so that the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the underlying from the starting level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the underlying declines by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

A-3 | Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside described above for a range of percentage changes from the starting level to the ending level.

This hypothetical Market Linked Security could outperform the underlying if the ending level of the underlying has declined from the starting level but is greater than or equal to the threshold level or has increased from the starting level by less than 30%. Note that, because the value of the underlying does not incorporate dividends paid on the underlying, the return on these Market Linked Securities does not compensate you for any dividends paid on the underlying. All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside | A-4

Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security would be calculated. The diagram below assumes an original offering price of $1,000 per security.

A-5 | Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

Estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside | A-6

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings), and any return in excess of the applicable maximum return.

These Market Linked Securities are not suitable for all investors, but may be suitable for investors aiming to:

•	Supplement their existing investments with the return profile provided by these Market Linked Securities

•	Receive contingent protection against a moderate decline in the underlying

•	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the underlying in a moderately declining or a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a percentage decline of the underlying that exceeds the amount of contingent protection?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

•	Does contingent protection against moderate market declines take precedence for you over uncapped returns, dividend payments, or fixed returns?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-7 | Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

General risks and investment considerations

These Market Linked Securities have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Limited upside. These Market Linked Securities are subject to a maximum return, which will limit your return potential. Because of the maximum return, the return you receive at maturity on these Market Linked Securities may be lower than the return you could have achieved on a direct investment in the underlying. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the maximum return.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside | A-8

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

A-9 | Market Linked Securities with Leveraged Upside Participation to a Cap and Contingent Downside

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2016 Wells Fargo Securities, LLC. All rights reserved. WCS-2597601 (11/16)